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EXHIBIT 11.  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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                                                   (Dollars in Thousands Except Per Share Data)
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                                          Weighted Average                                       Earnings
                                          Number of Shares                  Net                       Per
Years Ended  December 31                       Outstanding               Income              Common Share
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
       2000                                     10,047,248              $15,527                     $1.55
       1999                                     10,079,563               15,384                      1.53
       1998                                     10,393,930               23,677                      2.28
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Computation of weighted average number of common and common equivalent shares:

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                                                                    Years Ended December 31
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
                                                                    2000              1999           1998
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Common shares outstanding beginning of the period             10,060,084        10,091,721     10,727,322
Weighted average of the common
shares purchased and retired or reissued                         (12,836)          (12,158)      (333,392)
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Weighted average number of common shares                      10,047,248        10,079,563     10,393,930
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